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                                                                   EXHIBIT 14(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the reference to our firm in the Combined Proxy Statement and Prospectus of the GT Global Variable Investment Series, GT Global Variable Investment Trust and AIM Variable Insurance Funds, Inc. which incorporates by reference our reports dated February 3, 1999 on the financial statements and financial highlights of each of the funds comprising the AIM Variable Insurance Funds, Inc.

                                             /s/ TAIT, WELLER & BAKER
                                             ---------------------------
                                                 Tait, Weller & Baker

Philadelphia, Pennsylvania
June 22, 1999